September 19, 2005

Each of the Borrowers listed

on Appendix I hereto

One Financial Center

Mail Stop: MA5-516-03-01

Boston, Massachusetts 02111

Attention: Michael Clarke

RE:	Loan Agreement

Ladies and Gentlemen:

State Street Bank and Trust Company (the “Bank”) is pleased to make available a $150,000,000 uncommitted, unsecured line of credit (the “Uncommitted Line”) to each of the investment companies registered under the Investment Company Act from time to time listed on Appendix I attached hereto (each, a “Borrower”), each acting on behalf of its respective Funds as specified from time to time on Appendix I hereto on the following terms and conditions:

I.	Uncommitted Line

1. Term. The Uncommitted Line shall commence on the date hereof and expire September 18, 2006 (the “Expiration Date”), unless extended in the discretion of the Bank or, with respect to any Fund, terminated by the Borrower on behalf of such Fund as provided herein. A Borrower on behalf of a Fund may terminate the Uncommitted Line with respect to such Fund upon three (3) days prior written notice and payment of all outstanding principal, interest, fees, costs, expenses and other amounts owing by such Fund to the Bank hereunder on the effective date of termination.

2. Notice and Manner of Borrowings. In the sole and absolute discretion of the Bank, and in any event subject to the terms and conditions hereof, the Bank may make revolving loans to a Borrower on behalf of any Fund under the Uncommitted Line (each such loan, a “Loan”); provided that, in each case after giving effect to the requested Loan, (i) the aggregate outstanding Indebtedness of such Fund (including the aggregate principal amount of all Loans outstanding to such Fund) shall not exceed the Maximum Amount applicable to such Fund, (ii) the aggregate principal amount of Loans outstanding to such Fund hereunder shall not exceed the Uncommitted Line Amount, and (iii) the aggregate principal amount of Loans outstanding to all Borrowers on behalf of all Funds hereunder shall not exceed the Uncommitted Line Amount. Each request for a Loan hereunder, shall be made in writing by any Borrower on behalf of a Fund by delivering a completed loan request in the form of Exhibit B attached hereto and such other information or documentation as the Bank may reasonably request. Each such Loan request shall be made by any Borrower on behalf of a Fund and received by the Bank not later than 3:00 p.m., Boston time, on the Business Day on which such Loan is to be made. Each Loan request

Each of the Borrowers listed

on Appendix I hereto

September 19, 2005

hereunder shall be deemed to be a confirmation by the applicable Borrower on behalf of the applicable Fund that no Default or Event of Default has occurred and is continuing hereunder with respect to the Fund, that the representations and warranties of the Borrower on behalf of the Fund described below remain true and correct, and that no borrowing limitations applicable to the Fund or the Uncommitted Line (including those set forth in clauses (i) through (iv) of the proviso above in this Section) will be exceeded after giving effect to the requested Loan, each of which shall be a precondition to the making of any Loan hereunder. Notwithstanding the foregoing, each of the Borrowers agrees and understands that the making of any Loan hereunder shall remain in the sole and absolute discretion of the Bank and the Bank shall have no commitment with respect thereto.

3. Evidence of Indebtedness. All Loans will be evidenced by a promissory note in the form attached hereto as Exhibit A executed by each of the Borrowers (as amended, restated, extended, replaced or otherwise modified and in effect from time to time, the “Note”). Each Borrower on behalf of its respective Funds hereby authorizes the Bank to record each Loan and the corresponding information on the schedule forming part of the Note, and, absent manifest error, this record shall govern and control. The failure by the Bank to record, or any error in so recording, any such amount on the Bank’s books and records, such schedule, or any other record maintained by the Bank, shall not limit or otherwise affect the obligation of each of the Borrowers on behalf of its respective Funds to make payments of principal of and interest on each Loan as provided herein and in the Note.

4. Interest Rate. Principal on each outstanding Loan shall bear interest at a variable rate per annum equal to the Federal Funds Rate plus a spread, as determined and quoted by the Bank in its sole discretion at the time of the request for a Loan, which rate shall be subject to change from time to time at the sole discretion of the Bank. Interest on each Loan shall be calculated on the basis of a 360-day year for the actual number of days elapsed. Following the occurrence of an Event of Default hereunder, unpaid principal on any Loan, and to the extent permitted by applicable law, unpaid interest on any Loan, shall thereafter bear interest, compounded monthly and payable on demand, until paid in full (after as well as before judgment) at a rate per annum equal to two percent (2%) above the rate otherwise applicable to such Loan hereunder.

5. Payments and Prepayments; Recourse. (a) Each of the Borrowers on behalf of its Funds hereby promises to pay accrued interest on all Loans monthly in arrears on the fifteenth day of each month; provided, however, that in each such case if such day on which interest on any Loans is due is not a Business Day, interest shall be payable on the next preceding Business Day. Each of the Borrowers on behalf of its Funds hereby promises to repay the principal amount of each outstanding Loan, together with all accrued and unpaid interest thereon, upon the earliest of (i) 60 days following the date on which such Loan is made, (ii) the date on which such Loan becomes due pursuant to Section II(4) below following the occurrence of an Event of Default, or (iii) the Expiration Date, provided that no Borrower may have one or more Loans outstanding hereunder with respect to any one Fund for a period in excess of 60 consecutive

Each of the Borrowers listed

on Appendix I hereto

September 19, 2005

calendar days. Each of the Borrowers on behalf of each of its respective Funds further covenants and agrees to immediately repay (1) the outstanding aggregate principal amount of any Indebtedness of any such Fund at any time (including the then outstanding aggregate principal amount of all Loans to such Fund) to the extent such amount exceeds the Maximum Amount applicable to such Fund at such time, and (2) any amount by which the then outstanding aggregate principal amount of all Loans to any such Fund at any time exceeds the Uncommitted Line Amount, in each case upon the earlier to occur of such Borrower first becoming aware of any such circumstance or demand by the Bank. Each of the Borrowers on behalf of each of its respective Funds having Loans outstanding at any time further covenants and agrees that it shall make such repayments of the Loans outstanding to each such Fund at any time to the extent required such that the then outstanding aggregate principal amount of all Loans to all Funds hereunder shall at no time exceed the Uncommitted Line Amount, in each case upon the earlier to occur of such Borrower first becoming aware of any such circumstance or demand by the Bank. Loans may be prepaid at the option of the Borrowers without penalty or premium, and any amounts prepaid may be reborrowed in the Bank’s sole discretion and otherwise subject to the terms hereof.

(b) All payments by the Borrowers on behalf of their respective Funds hereunder and under any of the other Loan Documents shall be made not later than 2:00 p.m. Boston time on the date due in immediately available United States dollars at the Bank’s office at 225 Franklin Street, Boston, Massachusetts or as otherwise directed in writing by the Bank. All such payments by the Borrowers on behalf of their respective Funds hereunder and under any of the other Loan Documents shall be made without recoupment, setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless a Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon a Borrower with respect to any amount payable by it hereunder or under any of the Loan Documents, such Borrower will pay to the Bank, on the date on which such amount is due and payable hereunder or under the Loan Documents, such additional amount in United States dollars as shall be necessary to enable the Bank to receive the same net amount which the Bank would have received on such due date had no such obligation been imposed upon such Borrower. The applicable Borrower will deliver promptly to the Bank certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by such Borrower hereunder or under the Loan Documents.

(c) The Bank and each of the Borrowers acknowledge and agree that the Bank shall look solely to the property of each respective Fund for the enforcement of any claim against such Fund. None of the trustees, officers, employees, agents or shareholders of any Borrower or any Fund assumes any personal liability for the obligations entered into by any Borrower on behalf of any Fund with respect to the Uncommitted Line. In addition, the principal amount of any Loan, and accrued interest thereon, and any fees, costs, expenses, indemnities or other amounts payable in connection with or relating to any Fund or any Loan pursuant to this

Each of the Borrowers listed

on Appendix I hereto

September 19, 2005

Agreement (other than any fees, costs, expenses, indemnities or other amounts payable to the Bank pursuant to the terms hereof not specific or identifiable to any Fund or Funds or any particular Loan), shall be paid or repaid solely from the assets of such Fund (or the Fund to which such Loan is made), and the Bank shall have no right of recourse or offset against the assets of any other Fund or any other series of any Borrower for such amounts. Each Fund shall be severally liable to the Bank hereunder for fees, costs, expenses, indemnities or other amounts owed to the Bank pursuant to the terms hereof that are not specific or identifiable to any Fund or Funds or any particular Loan in accordance with such Fund’s Ratable Percentage thereof from time to time.

6. Use of Loan Proceeds. Proceeds of Loans may be used only (a) for temporary and emergency purposes consistent with the then current investment objectives and fundamental investment restrictions of the Fund on behalf of which a Loan is made, provided that each such Loan shall constitute an “Exempted Transaction” under Federal Reserve Regulation U, (b) to temporarily finance the purchase or sale of securities for prompt delivery if the Loan is to be repaid promptly in the ordinary course of business upon completion of such purchase or sale transaction or (c) to finance the redemption of the shares of an investor of the Fund on behalf of which a Loan is made. Each Loan shall be made in compliance with, and subject to, Federal Reserve Regulation U and no portion of any proceeds of any Loan shall be used directly or indirectly in violation of any provision of any statute, regulation, order or restriction applicable to the Bank, any Borrower or any Fund.

7. Addition of Borrowers and Funds. With the prior written consent of the Bank in its sole discretion and in any event no more than once per calendar quarter, any Borrower may request the addition to the terms of this Agreement of (a) one or more open-end investment companies registered under the Investment Company Act as a Borrower hereunder or (b) any fund series of a Borrower. In no event will any such additional open-end management investment company or fund series be added to the terms of this Agreement if such open-end management investment company or fund series is advised or sub-advised by an affiliate of the Bank. The addition of any such open-end management investment company or fund series shall be subject to consent by the Bank in its sole discretion and completion of an appropriate amendment to this Agreement and such other documentation as the Bank may require, including without limitation current prospectus and related information; corporate, trust or similar existence and authorization documentation; and appropriate legal opinions, in each case with respect to any proposed new Borrower or Fund as the Bank may require.

8. Fees. The Borrowers hereby agree to pay to the Bank for its own account on the date hereof a $30,000 structuring fee, payable as a condition precedent to closing. Such fee shall be non-refundable and shall be deemed fully earned by the Bank on the date hereof. In addition, if the Bank in its discretion shall agree to extend the Uncommitted Line for an additional period (and without any implication that the Bank shall so agree), the parties acknowledge that the Bank will charge an annual administration fee in the amount of $15,000 to be payable and fully earned in advance at the commencement of any such extension.

Each of the Borrowers listed

on Appendix I hereto

September 19, 2005

II.	General Loan Terms

1. Covenants. Until all obligations of the Borrowers and their respective Funds with respect to the Uncommitted Line have been paid in full and the Uncommitted Line has been terminated, unless otherwise consented to in writing by the Bank, each of the Borrowers hereby covenants and agrees as follows for itself (where applicable) and on behalf of each of its respective Funds, but not as to any other Borrower or Funds (each of the Borrowers hereby acknowledging and agreeing that compliance with the following covenants shall not in any way compromise the absolute discretion of the Bank whether or not to make Loans under the Uncommitted Line):

(a) not to create, assume or suffer to exist any Indebtedness such that the outstanding principal amount of Indebtedness (including Loans hereunder) of any one Fund at any time exceeds 33-1/3% of the Adjusted Net Assets of such Fund;

(b) not to issue any preferred stock or create, incur, assume, suffer to exist, or guarantee, any Indebtedness other than, to the extent permitted by the relevant Prospectus (i) Indebtedness owing to the Bank; (ii) Indebtedness owing to the Custodian of any Borrower or Fund incurred in connection with such custody relationship; (iii) other Indebtedness existing as of the date of this Agreement and disclosed on Exhibit C hereto; (iv) preferred stock or Indebtedness issued or incurred with the prior written consent of the Bank; (v) other Indebtedness incurred in the ordinary course of any Borrower’s or Fund’s business in connection with portfolio investments and investment techniques permissible under the Investment Company Act (and not for the primary purpose of borrowing money), but only to the extent such Indebtedness is reflected as a liability in the calculation of such Borrower’s or Fund’s Adjusted Net Assets;

(c) not to create, incur, assume or suffer to exist any mortgage, pledge, security interest, lien, hypothecation, or other charge or encumbrance upon any of its assets or properties, or enter into any agreement preventing it from encumbering any such assets or properties other than, to the extent permitted by the relevant Prospectus (i) those in favor of the Bank or its affiliates or subsidiaries; (ii) those existing on the date hereof and described on Exhibit D hereto; (iii) those in favor of the Custodian of any Borrower or Fund securing Indebtedness permitted by Section II(1)(b)(ii) above; (iv) those for which the Bank has given its prior written consent; (v) those arising in the ordinary course of any Borrower’s or Fund’s business out of or in connection with portfolio investments and investment techniques securing Indebtedness permitted by Section II(1)(b)(v) above; and (vi) liens for taxes, fees, assessments and other governmental charges not yet due and payable and with respect to which reserves or other appropriate provisions as may be required by generally accepted accounting principles are being maintained;

(d) to (i) duly observe and comply in all material respects with all applicable laws, including, without limitation, the Investment Company Act and any asset coverage and

Each of the Borrowers listed

on Appendix I hereto

September 19, 2005

borrowing restrictions and restrictions on Indebtedness and extensions of credit contained therein and applicable to any Borrower or Fund, and applicable securities laws and regulations, in each case except to the extent that any failure to observe or comply could not reasonably be expected to have a Material Adverse Effect; (ii) pay all taxes and governmental charges prior to the time they become delinquent, unless such taxes or charges are being contested in good faith by appropriate proceedings and as to which such reserves or other appropriate provisions as may be required by generally accepted accounting principles are being maintained; (iii) maintain in full force and effect all licenses and permits necessary in any material respect for the proper conduct of its business; (iv) maintain its status as an open-end management investment company registered under the Investment Company Act and its status as a regulated investment company under Subchapter M of the Internal Revenue Code; (v) operate in compliance with its declaration of trust, certificate or articles of incorporation, by-laws and/or other organizational documents, its Prospectus and all applicable investment policies and restrictions and agreements relating thereto; (vi) except for Permitted Mergers, not merge or consolidate with or into any entity or purchase all or substantially all of the assets or stock of any entity or sell or otherwise transfer all or any substantial portion of any Borrower’s or any Fund’s assets (other than the sale of portfolio assets in the ordinary course of business as described in its Prospectus); (vii) not permit there to occur a change in the investment adviser from the Investment Adviser without the prior written consent of the Bank; (viii) not permit there to occur a change in the custodian of any Fund’s assets from the Custodian without the prior written consent of the Bank; (ix) not permit any change in the investment objectives or in the fundamental investment restrictions of any Borrower or Fund as described in its Prospectus, in any such case without the prior written consent of the Bank (such consent not to be unreasonably withheld); (x) comply with all terms and provisions of all documents evidencing or securing any Indebtedness to or with the Bank and any other Indebtedness in a principal amount in excess of $50,000 (“Other Material Indebtedness”); (xi) immediately notify the Bank of any event of default with respect to any Other Material Indebtedness and of any default under, or termination of, any agreement with the Custodian or with the Investment Adviser and provide to the Bank a copy of any notice or claim of any such default or termination; (xii) promptly notify the Bank of any material litigation or governmental proceeding or investigation commenced or threatened in writing against any Borrower or Fund, to the extent permitted by applicable law; and (xiii) immediately notify the Bank of the occurrence of any Default or Event of Default hereunder;

(e) subject to the terms of any existing confidentiality agreement among the Borrowers and the Bank, to permit the Bank or its representatives and agents to visit and inspect the properties of each Borrower and its respective Funds and to make copies or abstracts from such Borrower’s or Fund’s books and records at all such reasonable times and as often as may be reasonably desired;

(f) to pay all reasonable fees, costs and expenses incurred or paid by the Bank, including the Bank’s attorney’s fees and expenses, in connection with the administration of the Uncommitted Line, including without limitation the documentation of amendments, consents, waivers or other modifications to the Uncommitted Line or the Loan Documents, and in connection with the enforcement of the Bank’s rights and remedies in connection with any default, waiver, forbearance, collection or termination under the Loan Documents;

Each of the Borrowers listed

on Appendix I hereto

September 19, 2005

(g) to submit to the Bank: (i) within 60 days after the end of each semi-annual period in each fiscal year, each Borrower’s or Fund’s semi-annual or annual, as the case may be, financial statements, including a statement of assets, liabilities and investments as of the end of each such period in a form acceptable to the Bank and, in the case of annual statements, audited by PriceWaterhouse Coopers or by another certified public accountant firm reasonably satisfactory to the Bank; (ii) promptly, all proxy materials, reports to shareholders and other information delivered to shareholders of any Borrower or Fund; (iii) promptly, all material reports, documents or other information relating to the financial condition of any Borrower or Fund that are delivered to the United States Securities and Exchange Commission, including in any event, copies of any material change to any Prospectus or registration statement; (iv) prior to any Loan request or advance, and daily on each day during which any Loans shall have been outstanding, a certificate in the form attached as Exhibit B showing compliance with the borrowing limitations in Section I(2) above; and (v) such other financial statements and information as to each Borrower, Fund or the Investment Adviser as the Bank may reasonably request from time to time (all financial statements required hereunder to be prepared in accordance with generally accepted accounting principles consistently applied); and

(h) execute and deliver such additional instruments and take such further actions as the Bank may from time to time reasonably request to effect the purpose of the Loan Documents and the Loans.

Notwithstanding anything to the contrary in Section II(1)(g) above, but without in any way limiting the rights of the Bank set forth therein, unless the Bank shall request paper copies of the financial and other information otherwise required to be furnished by the Borrowers to the Bank pursuant to subsections (i) and (ii) of such Section II(1)(g) above, the Borrower may deliver all such information to the Bank in a printable format by electronic means. The Borrower may make such electronic delivery by: (i) sending such information as an electronic mail attachment to such electronic mail addresses as shall be designated by the Bank, as applicable; or (ii) notifying the Bank by electronic mail (to such electronic mail addresses as shall be designated by the Bank, as applicable) that the documents are available on a website accessible to the Bank and further indicating a website hyperlink directing the user directly to the referenced documents posted thereon; provided that such information shall be made available on or before the dates specified in said subsections (i) and (ii) of such Section II(1)(g) above. Nothing contained in this paragraph shall require the Bank to maintain copies of the financial and other information referred to in this paragraph, and the Bank shall be solely responsible for requesting physical delivery of such information, or maintaining any such information, as applicable. Each of the Borrowers on behalf of its respective Funds acknowledges that the distribution of material through an electronic medium is not necessarily secure and that there may be confidentiality and other risks associated with such distribution. In no event shall the Bank or any of its officers, directors, employees, agents, advisors or representatives have any liability to the Borrowers or

Each of the Borrowers listed

on Appendix I hereto

September 19, 2005

Funds for damages of any kind, including without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses arising out of the Borrowers’ transmission of communications through the internet.

2. Representations and Warranties. Each of the Borrowers severally represents and warrants to the Bank, both as to itself (where applicable) and as to each of its respective Funds (but not as to any other Borrower or Fund) that:

(a) each such Borrower (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization; (ii) is registered as an open-end management investment company under the Investment Company Act; (iii) is qualified as a regulated investment company within the meaning of the Internal Revenue Code; (iv) has all requisite power and authority to own its property and conduct its business as is now conducted and is duly authorized to do business in each jurisdiction where the nature of its properties or business requires such qualification and where failure to be so qualified would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (v) is in compliance with its declaration of trust, certificate or articles of incorporation, by-laws and/or other organizational documents and applicable law, including, without limitation, the Investment Company Act and Federal Reserve Regulations T, U and X; and (vi) has filed all required income tax returns and has paid all taxes due pursuant to such returns, and the charges, accruals and reserves on the books and records of such Borrower or Fund with respect to such taxes and charges are adequate;

(b) the execution, delivery and performance of each of the Loan Documents and the making of any Loan by the Bank to such Borrower on behalf of its respective Funds hereunder (i) are, and will be, within such Borrower’s or Fund’s power and authority; (ii) have been authorized by all necessary trust or corporate proceedings, as the case may be; (iii) do not, and will not, require the consent of any shareholders or other equity holders of such Borrower or Fund or approvals of any governmental authority, other than those which have been received; (iv) will not contravene any provision of, or exceed any limitation contained in, the certificate or articles of incorporation, declaration of trust, by-laws and/or other organizational documents of such Borrower or Fund or its Prospectus or any judgment, decree or order or any law, rule or regulation applicable to such Borrower or Fund, including, without limitation, the Investment Company Act; (v) are, and will be, in compliance with Federal Reserve Regulations T, U and X and the Investment Company Act; (vi) do not constitute a default under any other agreement, order or undertaking binding on such Borrower or Fund; and (vii) do not require the consent or approval of any obligee or holder of any instrument relating to any Other Material Indebtedness or any other party other than for those consents and approvals which have been received;

(c) no portion of any proceeds of any Loan shall be used directly or indirectly in violation of any provision of any statute, regulation, order or restriction applicable to the Bank or any Borrower or Fund, including Federal Reserve Regulation U;

Each of the Borrowers listed

on Appendix I hereto

September 19, 2005

(d) each of the Loan Documents constitutes the legal, valid, binding and enforceable obligation of each of the Borrowers on behalf of its respective Funds, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors’ rights generally and by general equitable principles;

(e) all financial statements of the Funds previously furnished to the Bank by any Borrower or Fund were prepared in accordance with generally accepted accounting principles and present fairly and completely the financial position of such Fund; since the date of the most recent audited financial statements furnished to the Bank prior to the date of this Agreement, there has been no material adverse change in the assets, liabilities, financial condition or business of any Borrower or any of its respective Funds, other than in the ordinary course of business; and each of the Borrowers has disclosed to the Bank any and all facts which, to the best of such Borrower’s knowledge, after due inquiry, materially and adversely affect or could reasonably be expected to materially and adversely affect, the business, assets, operations or financial condition of such Borrower or any of its respective Funds or the ability of such Borrower or Fund to perform its obligations under the Loan Documents;

(f) each of the Borrowers has good and marketable title to all its material properties, assets and rights of every name and nature purportedly owned by it on behalf of its respective Funds except for encumbrances permitted by Section II(1)(c) above;

(g) there is no litigation, arbitration, proceeding or investigation pending or, to the best of each Borrower’s knowledge, overtly threatened against, such Borrower or any of its respective Funds or the Investment Adviser which could reasonably be expected to result in a Material Adverse Effect, except those described on Exhibit E attached hereto;

(h) the shares of each Borrower and its respective Funds have been registered under the Securities Act of 1933 and are eligible for sale under applicable state and federal securities laws and regulations;

(i) with regard to the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder, collectively, as amended and in effect from time to time (“ERISA”), none of the Borrowers or their respective Funds is treated as a single employer with any other person under ERISA, and none has any liability with respect to any benefit arrangement, plan or multi-employer plan subject to ERISA;

(j) none of the Borrowers or their respective Funds is an “Affiliated Person”, as defined in the Investment Company Act, of the Bank;

(k) the Investment Adviser serves as investment adviser to each of the Funds, and the Custodian serves as custodian for the assets of each of the Funds; and

Each of the Borrowers listed

on Appendix I hereto

September 19, 2005

(l) each of the Borrowers and its respective Funds has complied with, and is in compliance with, the investment objectives and policies and investment restrictions set forth in its Prospectus.

The making of each Loan hereunder to any Borrower on behalf of any Fund shall be deemed to be a reaffirmation by such Borrower on behalf of such Fund as to the representations and warranties contained in this Section II(2) and confirmation that no Default or Event of Default has occurred hereunder or will occur after giving effect to the making of such Loan.

3. Default. It will be a default hereunder with respect to any Fund if any of the following events (each, an “Event of Default”) occurs with respect to such Fund, with respect to the Borrower acting on behalf of such Fund or, as applicable, with respect to the Investment Adviser:

(a) such Borrower, acting on behalf of such Fund, fails (i) to pay when due any amount of principal of any Loan, whether on demand, at maturity, upon acceleration, pursuant to a mandatory repayment or prepayment provision hereof or otherwise, or (ii) to pay within three Business Days of when due any amount of interest on any Loan or any fees or expenses or other amounts payable under any of the Loan Documents; or

(b) such Borrower or Fund, (i) shall fail to perform any term, covenant or agreement contained in any of Sections II(1)(a)-(c) hereof or in any of Sections II(1)(d)(iv)–(xiii) hereof; or (ii) shall fail to perform any term, covenant or agreement contained in any of the Loan Documents (other than those specified elsewhere in this Section II(3)) or a default or event of default occurs thereunder and, in the case of this clause (ii), such failure or default or event of default shall continue for a period of thirty (30) days; or

(c) any material representation or warranty of such Borrower or Fund made in any of the Loan Documents or as an inducement for the Bank to make any Loan shall prove to have been false in any material respect upon the date when made or deemed to have been made; or

(d) such Borrower, acting on behalf of such Fund (i) fails to pay or perform when due any Obligation, whether now existing or hereafter arising, other than those referred to above in this Section II(3), or (ii) fails to pay at maturity, or within any applicable period of grace, any obligations for Other Material Indebtedness, or (iii) fails to observe or perform beyond any applicable grace period any term, covenant or agreement evidencing or securing such Other Material Indebtedness; or

(e) such Borrower or Fund or the Investment Adviser (i) applies for or consents to the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar official of itself or of all or a substantial part of its property; (ii) is generally not paying its debts as such debts become due; (iii) makes a general assignment for the benefit of

Each of the Borrowers listed

on Appendix I hereto

September 19, 2005

its creditors; (iv) commences any case or proceeding under the Federal Bankruptcy Code or any other law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, or any other law providing for the relief of debtors; (v) fails to contest in a timely or appropriate manner, or acquiesces in writing to, any petition filed against it in an involuntary case under the Federal Bankruptcy Code or any other law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, or any other law providing for the relief of debtors; (vi) takes any action under the laws of its jurisdiction of incorporation or organization similar to any of the foregoing; or (vii) discontinues its business; or

(f) a proceeding or case shall be commenced against such Borrower or Fund or the Investment Adviser without the application or consent of such party, in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, dissolution, winding-up, or composition or readjustment of its debts; (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets; or (iii) similar relief in respect of it, under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts or any other law providing for the relief of debtors, and such proceeding or case shall continue undismissed, or unstayed and in effect, for a period of 60 days; or an order for relief shall be entered in an involuntary case under the Federal Bankruptcy Code, against such Borrower or Fund or the Investment Adviser or action under the laws of the jurisdiction of incorporation or organization of such Borrower or Fund or the Investment Adviser similar to any of the foregoing shall be taken with respect to such Borrower or Fund or the Investment Adviser and shall continue unstayed and in effect for any period of 60 days; or

(g) a final judgment or final order for the payment of money is entered against such Borrower or Fund by any court of competent jurisdiction, or an execution or similar process is issued or levied against property of such Borrower or Fund, that in the aggregate exceeds 5% of the value of the Net Assets of such Borrower or Fund and such judgment, order, warrant or process is not within 30 days after entry thereof discharged or stayed pending appeal or is not discharged within 30 days after the expiration of such stay; or

(h) there occurs a change in the business, assets or financial condition of such Borrower or Fund resulting in a Material Adverse Effect (which shall not include a decline in the Net Assets of such Fund resulting from redemptions by shareholders of such Fund or a decline in market value of securities held by such Fund); or

(i) such Borrower or Fund shall challenge the validity or enforceability of any portion of any of the Loan Documents; or

(j) any investment advisory agreement which is in effect on the date hereof relating to such Fund terminates, the Investment Adviser ceases to serve as the investment adviser for such Fund, or the Custodian ceases to serve as the custodian for such Fund’s assets, in each instance without the prior written consent of the Bank; or

Each of the Borrowers listed

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September 19, 2005

(k) such Borrower or Fund shall violate, or take any action that would result in a material deviation from, any of its fundamental investment policies or restrictions as in effect from time to time, including those as set forth in its Prospectus.

4. Remedies. Upon the occurrence of an Event of Default described in Section II(3)(e) and (f), immediately and automatically; and upon the occurrence of any other Event of Default at any time thereafter while such Event of Default is continuing, at the Bank’s option and upon the Bank’s declaration:

(a) the Uncommitted Line established hereunder shall terminate with respect to the subject Fund;

(b) the unpaid principal amount of the Loans to the Borrower on behalf of the subject Fund, together with accrued and unpaid interest thereon, all fees, expenses and other Obligations, shall become immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived; and

(c) the Bank may exercise any and all rights it has under any of the Loan Documents and proceed to protect and enforce the Bank’s rights by any action at law, in equity or other appropriate proceeding as it relates to the subject Fund.

Subject to the terms of Section I(5)(c) above, each of the Borrowers, on behalf of each of its respective Funds, authorizes the Bank and the Custodian, following the occurrence and during the continuance of an Event of Default, to charge and setoff against any deposit account or other account maintained with either the Bank or the Custodian on behalf of such Borrower on behalf of each applicable Fund and apply the proceeds thereof against repayment of any unpaid Obligations of the Borrower on behalf of such Fund, as appropriate. In addition, the Custodian, following the occurrence and during the continuance of an Event of Default, is hereby directed by such Borrower on behalf of each of its respective Funds to dispose of such Fund’s assets as selected by the Investment Adviser to the extent necessary to repay all amounts due to the Bank from such Borrower on behalf of such Fund to the extent that the Obligations of such Borrower on behalf of such Fund have not been paid when due or if any other Event of Default has occurred. If the Investment Adviser does not select a sufficient amount of assets to repay all amounts due to the Bank from such Borrower on behalf of such Fund within a reasonable time, the Custodian is hereby directed by such Borrower on behalf of such Fund, upon one day’s prior written notice to such Borrower on behalf of such Fund and its Investment Adviser, to dispose of such Fund’s assets to the extent necessary to repay all amounts due to the Bank from such Borrower on behalf of such Fund. The foregoing shall be deemed to be continuing and irrevocable “proper instructions” to the Custodian for all purposes under the applicable custody agreement between such Borrower on behalf of such Fund and the Custodian. The foregoing shall be in addition to any other rights or remedies the Bank and the Custodian may have against such Borrower on behalf of such Fund following the occurrence of an Event of Default hereunder.

Each of the Borrowers listed

on Appendix I hereto

September 19, 2005

No right of the Bank shall be exclusive of any other right of the Bank now or hereafter available under the Loan Documents, at law, in equity or otherwise, and no course of dealing or delay by the Bank in exercising any right shall operate as a waiver thereof or otherwise affect any rights or remedies of the Bank.

Notwithstanding the foregoing listed Events of Default and remedies of the Bank arising as a result thereof, nothing contained herein shall be deemed to compromise the discretionary nature of the Uncommitted Line, and each of the Borrowers agrees and understands that the making of any Loan hereunder shall remain in the sole and absolute discretion of the Bank and the Bank shall have no commitment with respect thereto.

5. Notices. All notices hereunder shall be in writing and shall be deemed to have been given one Business Day after delivery to an overnight courier or when delivered by hand or by facsimile to the addresses or facsimile numbers given below and in each case such delivery is confirmed to have been made. Notices (a) to the Bank shall be given to State Street Bank and Trust Company, Lafayette Corporate Center, 2 Avenue de Lafayette, 2nd Floor, Boston, Massachusetts 02111, or via facsimile at 617-662-2326, in either case to the attention of: John A. Stankard, Vice President or Mutual Fund Lending Department Head, and (b) to any Borrower or Fund shall be deemed to have been given if given at the address stated at the beginning of this Agreement, or via facsimile at (617) 585-4065 in either case to the attention of: Michael Clarke.

6. Amendments and Waivers. No waivers shall be effective unless in writing. No right of the Bank shall be exclusive of any other right of the Bank now or hereafter available under the Loan Documents, at law, in equity or otherwise; or by statute or any other provision of law; and no course of dealing or delay by the Bank in exercising any right hereunder shall operate as a waiver thereof or otherwise affect any rights or remedies of the Bank. All amendments hereto must be in writing signed by all parties hereto.

7. Assignments and Participations. No Borrower or Fund may assign or transfer or participate any of its rights under any of the Loan Documents without the prior written consent of the Bank. The Bank may assign or transfer its rights hereunder to any other person or entity with the prior consent of the relevant Borrower on behalf of the relevant Fund, such consent not to be unreasonably withheld. The Bank may also pledge or participate its rights hereunder to any Federal Reserve Bank or to any other person or entity without the consent of any Borrower or Fund; provided however, that no such person or entity taking solely a participation interest in any of the Obligations, without the consent of the relevant Borrower on behalf of the relevant Fund, shall have any rights with respect to such participation other than the right to vote on changes in interest, fees, line amount, principal payments, maturity or other payment dates, and any advance rates or borrowing limitations described herein.

8. Setoff. Any amounts owing from the Bank to any Borrower on behalf of any Fund, including deposits (general or special, time or demand, provisional or final), may, at any time following the occurrence and during the continuance of an Event of Default, be set off and applied against the obligations of such Borrower on behalf of such Fund to the Bank.

Each of the Borrowers listed

on Appendix I hereto

September 19, 2005

9. Expenses. Subject to the terms of Section I(5)(c) above, each of the Borrowers agrees, on behalf of each of its respective Funds, to pay on demand all reasonable expenses of the Bank in connection with the preparation, negotiation and closing of this Agreement and the other Loan Documents and all reasonable expenses of the Bank in connection with the amendment, waiver, default or collection of the Obligations to the Bank or in connection with the Bank’s exercise or enforcement, following an Event of Default, of any of its rights, remedies or options thereunder, including, without limitation, reasonable fees of outside legal counsel, accounting, consulting, brokerage or other similar professional fees or expenses; and the amount of all such expenses shall, to the extent not paid within thirty (30) days after written demand therefore by the Bank, bear interest at the rate applicable to the Loans (including any default rate) until paid in full.

10. Indemnification. Subject to the terms of Section I(5)(c) above, each of the Borrowers agrees, on behalf of each of its respective Funds, (a) to indemnify the Bank against any transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement and the Note; and (b) to indemnify and hold harmless the Bank and its directors, officers, employees, agents and affiliates from and against any and all liabilities, losses, damages, costs, and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by the Bank in connection with any civil, investigative, administrative or judicial proceeding (whether or not the Bank shall be a designated party thereto) relating to or arising out of this Agreement or any of the other Loan Documents or any actual or proposed use of proceeds of any Loans hereunder, provided that the Bank shall not have the right to be indemnified hereunder for its own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

11. Waiver of Jury Trial. Except as prohibited by law, neither any of the Borrowers or their respective Funds nor the Bank nor any assignee or successor of any of them, shall seek a jury trial in any lawsuit, proceeding, counterclaim or any other litigation procedure based upon or arising out of any of the Loan Documents. Neither any of the Borrowers or their respective Funds nor the Bank will seek to consolidate any such action in which a jury trial has been waived with any other action in which a jury trial has not been waived. THE PROVISIONS OF THIS SECTION HAVE BEEN FULLY DISCUSSED BY THE PARTIES HERETO, AND THE PROVISIONS HEREOF SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HERETO HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

12. Jurisdiction. EACH OF THE LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE COMMONWEALTH

Each of the Borrowers listed

on Appendix I hereto

September 19, 2005

OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). EACH BORROWER AND FUND AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF ANY OF THE LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON SUCH BORROWER OR FUND BY MAIL AT THE ADDRESS SPECIFIED ABOVE. EACH BORROWER AND FUND HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

13. Counterparts. This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original document, but all of which together shall constitute one and the same instrument.

14. Definitions. Except as otherwise defined herein, all financial terms shall be defined in accordance with generally accepted accounting principles. The following defined terms as used herein shall have the following meanings:

“Adjusted Net Assets” shall mean, as applied to any Fund at any time, (i) the value of the Total Assets of such Fund at such time, less (ii) Total Liabilities (excluding Indebtedness for borrowed money) of such Fund at such time, less (iii) without duplication, the value of any assets segregated for the benefit of, or otherwise subject to any pledge, security interest, hypothecation or other lien or encumbrance in favor of, any party other than the Bank.

“Agreement” shall mean this letter agreement and all appendices, exhibits and schedules attached hereto, as any of the same may be amended, restated, extended, replaced or otherwise modified and in effect from time to time.

“Bank” shall have the meaning given to such term in the preamble hereto.

“Borrower” shall have the meaning given to such term in the preamble hereto.

“Business Day” shall mean any day excluding Saturday and Sunday and excluding any other day which shall be in Boston, Massachusetts a legal holiday or a day on which banking institutions are required or authorized by law to close.

“Custodian” shall mean State Street Bank and Trust Company, in its capacity as custodian of the assets of each Fund.

“Default” shall mean any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

Each of the Borrowers listed

on Appendix I hereto

September 19, 2005

“ERISA” shall have the meaning given to such term in Section II(2)(i) hereof.

“Event of Default” shall have the meaning given to such term in Section II(3) hereof.

“Expiration Date” shall have the meaning given to such term in Section I(1) hereof.

“Federal Funds Rate” shall mean, at the relevant time of reference thereto, the rate that appears on Bloomberg page BTMM, as quoted by Garban Limited, as of 9:30 a.m. (Boston time), as the “Federal Funds Ask” rate, or, if unavailable, the quotation received by the Bank from a federal funds broker of recognized standing as selected by the Bank in its reasonable discretion.

“Fund” shall mean each of the respective fund series of the Borrowers from time to time listed on Appendix I hereto, and if at any time any Borrower party hereto shall not have any fund series and shall be a party hereto and borrowing hereunder for itself and not on behalf of any such fund series, the term “Fund” shall also mean and refer to such Borrower in such capacity.

“Indebtedness” shall mean, as applied to any Borrower or Fund, all obligations, contingent and otherwise, which, in accordance with generally accepted accounting principles, should be classified upon a balance sheet as liabilities, or to which reference should be made by footnotes thereto, including, without limitation, in any event and whether or not so classified: (i) all debt and similar monetary obligations, whether direct or indirect; (ii) all guarantees, endorsements and other contingent obligations, whether direct or indirect, in respect of Indebtedness of others, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor (whether by way of loan, stock purchase, capital contribution or otherwise), to purchase Indebtedness, or to assure the owner of Indebtedness against loss, through an agreement to purchase goods, supplies or services for the purpose of enabling the debtor to make payment of the Indebtedness held by such owner or otherwise, and the obligations to reimburse the issuer of any letters of credit; and (iii) all liabilities secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired subject thereto, or with respect to which assets have been segregated, whether or not the liability secured thereby shall have been assumed, including without limitation, any cash or securities held or otherwise pledged as collateral in connection with any portfolio investments or investment techniques.

“Internal Revenue Code” shall mean the Internal Revenue Code of 1986, as amended, together with all related rules and regulations promulgated thereunder.

“Investment Adviser” shall mean Bank of America Capital Management, LLC, a North Carolina limited liability company, or any affiliate thereof.

Each of the Borrowers listed

on Appendix I hereto

September 19, 2005

“Investment Company Act” shall mean the Investment Company Act of 1940, as amended, together with all related rules and regulations promulgated by the United States Securities and Exchange Commission relating thereto.

“Loan” shall have the meaning given to such term in Section I(2) hereof.

“Loan Documents” shall mean this Agreement, the Note and any other documents executed in connection herewith, as any of the same may be amended, restated, extended, renewed, replaced or otherwise modified and in effect from time to time.

“Material Adverse Effect” shall mean a material adverse effect on (a) the business condition (financial or otherwise), operations, performance or properties of a Borrower or Fund, (b) the rights or remedies of the Bank under the Loan Documents, or (c) the ability of a Borrower or Fund to perform its obligations under the Loan Documents.

“Maximum Amount” shall mean, at any time with respect to any Fund, the lesser of (a) 33-1/3% of the Adjusted Net Assets of such Fund at such time, and (b) the maximum amount which such Fund is permitted to borrow (after taking into account all then outstanding Indebtedness) pursuant to its Prospectus, the Investment Company Act or any registration made thereunder, any vote of the shareholders of such Fund, any agreement of the applicable Borrower or such Fund with any foreign, federal, state or local securities division to which such Borrower or such Fund is subject, any other applicable agreement or document to which such Borrower or such Fund is a party or any law, rule or regulation applicable to such Borrower or such Fund.

“Net Assets” shall mean, with respect to any Fund at any time, the value of the Total Assets of such Fund at such time less the Total Liabilities of such Fund at such time.

“Note” shall have the meaning given to such term in Section I(3) hereof.

“Obligations” shall mean any and all obligations of each of the Borrowers, on behalf of each of its applicable Funds, to the Bank of every kind and description, direct or indirect, absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising, regardless of how they arise or by what agreement or instrument, if any, and including obligations to perform acts and refrain from taking action as well as obligations to pay money.

“Other Material Indebtedness” shall have the meaning given to such term in Section II(1)(d) hereof.

“Permitted Merger(s)” shall mean (a) the merger of one or more Funds with and into any other Fund, or (b) the merger of any fund series of any Borrower which is not a Fund hereunder with and into any Fund so long as the Fund is the survivor of such merger; provided

Each of the Borrowers listed

on Appendix I hereto

September 19, 2005

that, in the case of any such merger pursuant to the foregoing clause (a) or (b), (i) the Borrower shall have provided written notice in reasonable detail to the Bank of its intention to effect such merger, together with a revised Appendix I hereto reflecting such merger, at least ten (10) Business Days prior to the effectiveness of such merger, and (b) no Default or Event of Default shall exist or result from such merger (including, without limitation, any failure to satisfy the borrowing limitations contained in Section I(2) as a result thereof).

“Prospectus” shall mean at any time the then current prospectus and statement of additional information of any Borrower or Fund.

“Ratable Percentage(s)” shall mean, with respect to any Fund at any time, the percentage that such Fund’s Net Assets at such time constitutes of the aggregate Net Assets of all Funds at such time. The sum of the Ratable Percentages of all Funds from time to time shall always be equal to one hundred percent (100%).

“Total Assets” shall mean, with respect to any Fund at any time, all assets of such Fund which in accordance with generally accepted accounting principles would be classified as assets on a balance sheet of such Fund at such time. For purposes of this definition, the value of each Fund’s assets shall be determined based upon the current market value thereof with reference to daily prices provided by independent pricing sources and otherwise in accordance with the Investment Company Act.

“Total Liabilities” shall mean, with respect to any Fund at any time, the aggregate amount of all items which would be set forth as liabilities on a balance sheet of such Fund at such time in accordance with generally accepted accounting principles.

“Uncommitted Line” shall have the meaning given to such term in the preamble hereto.

“Uncommitted Line Amount” shall mean $150,000,000.

[Remainder of Page Intentionally Left Blank]

Each of the Borrowers listed

on Appendix I hereto

September 19, 2005

If the foregoing satisfactorily sets forth the terms and conditions of the Uncommitted Line, please execute and return to the undersigned each of the Loan Documents and such other documents and agreements as the Bank may request. We are pleased to provide the Uncommitted Line hereunder and look forward to the ongoing development of our relationship.

Sincerely,

STATE STREET BANK AND TRUST COMPANY, as Bank

By:	/s/ John Stankard
Name:	John Stankard
Title:	Vice President

Acknowledged and Accepted:

NATIONS FUNDS TRUST, on behalf of its fund series as listed in Appendix I attached hereto

By:	/s/ J. Kevin Connaughton
Name:	J. Kevin Connaughton
Title:	Treasurer

NATIONS MASTER INVESTMENT TRUST, on behalf of its fund series as listed in Appendix I attached hereto

By:	/s/ J. Kevin Connaughton
Name:	J. Kevin Connaughton
Title:	Treasurer

NATIONS SEPARATE ACCOUNT TRUST, on behalf of its fund series as listed in Appendix I attached hereto

By:	/s/ J. Kevin Connaughton
Name:	J. Kevin Connaughton
Title:	Treasurer

Each of the Borrowers listed

on Appendix I hereto

September 19, 2005

Acknowledged:

STATE STREET BANK AND TRUST COMPANY, as Custodian

By:	/s/ Joseph L. Hooley
Name:	Joseph L. Hooley
Title:	Executive Vice President

APPENDIX I

List of Borrowers and Funds

NATIONS FUNDS TRUST, on behalf of:

Nations Convertible Securities Fund

Nations Value Fund

Nations Large Cap Index Fund

Nations Large Cap Enhanced Core Fund

Nations Small Cap Index Fund

Nations Asset Allocation Fund

Nations Mid Cap Index Fund

Nations Mid Cap Value Fund

Nations Small Cap Value Fund

Nations Marsico 21st Century Fund

Nations Marsico International Opportunities Fund

Nations Marsico Mid Cap Growth Fund

Nations LifeGoal Balanced Growth Portfolio

Nations LifeGoal Growth Portfolio

Nations LifeGoal Income & Growth Portfolio

Nations LifeGoal Income Portfolio

Nations California Municipal Bond Fund

Nations Short-Term Municipal Income Fund

Nations Intermediate Municipal Bond Fund

Nations Municipal Income Fund

Nations Florida Intermediate Municipal Bond Fund

Nations Florida Municipal Bond Fund

Nations Georgia Intermediate Municipal Bond Fund

Nations Maryland Intermediate Municipal Bond Fund

Nations North Carolina Intermediate Municipal Bond Fund

Nations South Carolina Intermediate Municipal Bond Fund

Nations Tennessee Intermediate Municipal Bond Fund

Nations Texas Intermediate Municipal Bond Fund

Nations Virginia Intermediate Municipal Bond Fund

Nations Kansas Municipal Income Fund

Nations California Intermediate Municipal Bond Fund

Nations Strategic Income Fund

Nations Short Term Income Fund

Nations Bond Fund

Nations Government Securities Fund

Nations Short-Intermediate Government Fund

Corporate Bond Portfolio

Mortgage and Asset Backed Portfolio

High Income Portfolio

Nations International Equity Fund

Nations Global Value Fund

NATIONS MASTER INVESTMENT TRUST, on behalf of:

Nations Small Company Master Portfolio

Nations Strategic Growth Master Portfolio

Nations Marsico Growth Master Portfolio

Nations Marsico Focused Equities Master Portfolio

Nations High Yield Bond Master Portfolio

Nations Intermediate Bond Master Portfolio

Nations International Value Master Portfolio

NATIONS SEPARATE ACCOUNT TRUST, on behalf of:

Nations Value Portfolio

Nations Marsico International Opportunities Portfolio

Nations Marsico 21st Century Portfolio

Nations Marsico Focused Equities Portfolio

Nations Marsico Growth Portfolio

Nations Small Company Portfolio

Nations Asset Allocation Portfolio

Nations High Yield Bond Portfolio

Nations International Value Portfolio

Nations Marsico MidCap Growth Portfolio

2

EXHIBIT A

PROMISSORY NOTE

$150,000,000.00	September 19, 2005 Boston, Massachusetts

For value received, each of the undersigned hereby promises to pay to State Street Bank and Trust Company (the “Bank”), or order, at the head office of the Bank at 225 Franklin Street, Boston, Massachusetts 02110 in immediately available United States dollars, the principal amount of ONE HUNDRED FIFTY MILLION AND 00/100 DOLLARS ($150,000,000.00), or such lesser original principal amount as shall be outstanding hereunder and not have been prepaid as provided herein, together with interest thereon as provided below. Each Loan shall be payable upon the earliest to occur of (a) the Expiration Date, (b) 60 calendar days following the date on which such Loan is made, or (c) the date on which such Loan otherwise becomes due and payable under the terms of the Loan Agreement referred to below, whether following the occurrence of an Event of Default or otherwise. Interest on the unpaid principal amount outstanding hereunder shall be payable at the rates and at the times as set forth in the Loan Agreement and shall be computed as set forth in the Loan Agreement. Interest shall be computed on the basis of a 360-day year for the actual number of days elapsed, including holidays or other days on which the Bank is not open for the conduct of banking business.

All Loans hereunder and all payments on account of principal and interest hereof shall be recorded by the Bank. The entries on the records of the Bank (including any appearing on this Note), absent manifest error, shall govern and control as to amounts outstanding hereunder, provided that the failure by the Bank to make any such entry shall not affect the obligation of the undersigned to make payments of principal and interest on all Loans as provided herein and in the Loan Agreement.

Following the occurrence of an Event of Default, unpaid principal on any Loan, and to the extent permitted by applicable law, unpaid interest on any Loan, shall thereafter bear interest, compounded monthly and be payable on demand, until paid in full (after as well as before judgment) at a rate per annum equal to two percent (2%) above the rate otherwise applicable to such Loan under the Loan Agreement.

This Note is issued pursuant to, and entitled to the benefits of, and is subject to, the provisions of a certain letter agreement dated September 19, 2005 by and among the undersigned and the Bank (herein, as the same may from time to time be amended, restated, supplemented, modified or extended, referred to as the “Loan Agreement”), but neither this reference to the Loan Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of the undersigned makers of this Note to pay the principal of and interest on this Note as herein provided. All terms not otherwise defined herein shall be used as defined in the Loan Agreement.

The undersigned may at its option prepay all or any part of the principal of this Note subject to the terms of the Loan Agreement. Amounts prepaid may be reborrowed subject to the terms of the Loan Agreement.

Each of the undersigned makers and every endorser and guarantor hereof hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement hereof and consents that this Note may be extended from time to time and that no such extension or other indulgence, and no substitution, release or surrender of collateral and no discharge or release of any other party primarily or secondarily liable hereon, shall discharge or otherwise affect the liability of any of the undersigned or any such endorser or guarantor. No delay or omission on the part of the Bank in exercising any right hereunder shall operate as a waiver of such right or of any other right hereunder, and a waiver of any such right on any one occasion shall not be construed as a bar to or waiver of any such right on any future occasion.

2

This instrument shall have the effect of an instrument executed under seal and shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts (without giving effect to any conflicts of laws provisions contained therein).

WITNESS:	NATIONS FUNDS TRUST,
on behalf of its fund series as listed in Appendix I attached hereto

By:
Name:
Title:

NATIONS MASTER INVESTMENT TRUST,
on behalf of its fund series as listed in Appendix I attached hereto

By:
Name:
Title:

NATIONS SEPARATE ACCOUNT TRUST,
on behalf of its fund series as listed in Appendix I attached hereto

By:
Name:
Title:

3

SCHEDULE I TO NOTE DATED SEPTEMBER 19, 2005

Date of Loan	Amount of Principal	Amount of Principal Paid	Outstanding Balance	Notation Made By

APPENDIX I

List of Borrowers and Funds

NATIONS FUNDS TRUST, on behalf of:

Nations Convertible Securities Fund

Nations Value Fund

Nations Large Cap Index Fund

Nations Large Cap Enhanced Core Fund

Nations Small Cap Index Fund

Nations Asset Allocation Fund

Nations Mid Cap Index Fund

Nations Mid Cap Value Fund

Nations Small Cap Value Fund

Nations Marsico 21st Century Fund

Nations Marsico International Opportunities Fund

Nations Marsico Mid Cap Growth Fund

Nations LifeGoal Balanced Growth Portfolio

Nations LifeGoal Growth Portfolio

Nations LifeGoal Income & Growth Portfolio

Nations LifeGoal Income Portfolio

Nations California Municipal Bond Fund

Nations Short-Term Municipal Income Fund

Nations Intermediate Municipal Bond Fund

Nations Municipal Income Fund

Nations Florida Intermediate Municipal Bond Fund

Nations Florida Municipal Bond Fund

Nations Georgia Intermediate Municipal Bond Fund

Nations Maryland Intermediate Municipal Bond Fund

Nations North Carolina Intermediate Municipal Bond Fund

Nations South Carolina Intermediate Municipal Bond Fund

Nations Tennessee Intermediate Municipal Bond Fund

Nations Texas Intermediate Municipal Bond Fund

Nations Virginia Intermediate Municipal Bond Fund

Nations Kansas Municipal Income Fund

Nations California Intermediate Municipal Bond Fund

Nations Strategic Income Fund

Nations Short Term Income Fund

Nations Bond Fund

Nations Government Securities Fund

Nations Short-Intermediate Government Fund

Corporate Bond Portfolio

Mortgage and Asset Backed Portfolio

High Income Portfolio

Nations International Equity Fund

Nations Global Value Fund

NATIONS MASTER INVESTMENT TRUST, on behalf of:

Nations Small Company Master Portfolio

Nations Strategic Growth Master Portfolio

Nations Marsico Growth Master Portfolio

Nations Marsico Focused Equities Master Portfolio

Nations High Yield Bond Master Portfolio

Nations Intermediate Bond Master Portfolio

Nations International Value Master Portfolio

NATIONS SEPARATE ACCOUNT TRUST, on behalf of:

Nations Value Portfolio

Nations Marsico International Opportunities Portfolio

Nations Marsico 21st Century Portfolio

Nations Marsico Focused Equities Portfolio

Nations Marsico Growth Portfolio

Nations Small Company Portfolio

Nations Asset Allocation Portfolio

Nations High Yield Bond Portfolio

Nations International Value Portfolio

Nations Marsico MidCap Growth Portfolio

EXHIBIT B

ADVANCE/PAYDOWN

REQUEST FORM

DATE:

TO:	STATE STREET BANK AND TRUST COMPANY

ATTN:	LOAN OPERATIONS CUSTOMER SERVICE UNIT telephone 617-664-3861or 617-664-3857; fax 617-664-3096.

FROM:	[BORROWER] on behalf of [FUND]

(Fund # ) (DDA # )

In connection with the letter agreement dated September 19, 2005 and related documents currently in effect with State Street Bank and Trust Company (as amended, collectively, the “Agreement”), please increase/reduce (circle one) the outstanding balance on behalf of the above-indicated Fund by $            . Any requested Loan should be recorded on the books of the Fund with the Bank and interest payable to the Bank should be recorded at the agreed upon rate.

1.	This request is (check one): Loan Advance Paydown Overnight Rollover

2.	The interest rate per annum applicable to the requested Loan (or overnight rollover of any existing Loan) as quoted by the Bank in its discretion and hereby agreed to by the undersigned Borrower on behalf of the Fund is the Federal Funds Rate plus percent ( %).

3.	The proceeds of any requested Loan shall be used only to the extent consistent with and not prohibited by the Prospectus, the terms of the Agreement and applicable laws and regulations, including, without limitation, Regulation U, and no Default of Event of Default has occurred under the Agreement.

4.	All of the representations and warranties of the undersigned Borrower and Fund set forth in Section II(2) of the Agreement are true and correct on and as of the date hereof.

5.	Each of the Borrower and the Fund is in compliance with all the terms and conditions in the Agreement (including the Maximum Amount and other borrowing limitations thereunder) and will remain in compliance therewith after giving effect to the making of any requested Loan.

6.	The following amounts and statements are true in connection with any requested Loan:

(a)	Adjusted Net Assets of the Fund:	$

(i) Total Assets of the Fund

	(ii) Total Liabilities (excluding Indebtedness for borrowed money) of the Fund	$

	(iii) without duplication, the value of any segregated assets or assets otherwise subject to any pledge or other encumbrance	$

	(iv) item (a)(i) less item (a)(ii) less item (a)(iii)		$

(b)	33-1/3% of item (a)(iv)		$

(c)	(i) Beginning Loan Balance:	$

	(ii) Paydown Amount (if any):	$

	(iii) Requested Loan (if any)	$

	(iv) Requested Loans Balance ((i) minus (ii) or (i) plus (iii)):		$

(d)	The aggregate outstanding principal amount of Indebtedness of the Fund other than the Loans as of the date hereof		$

(e)	Total Indebtedness ((c)(iv) plus (d)):		$

7.	The amount set forth in 6(e) above does not exceed the lesser of (a) the amount set forth in 6(b) above, or (b) the maximum amount which the relevant Fund is permitted to borrow (after taking into account all outstanding Indebtedness) pursuant to its Prospectus, the Investment Company Act or any registration made thereunder, any vote of the shareholders of the applicable Borrower or such Fund, any agreement of such Borrower or Fund with any foreign, federal, state or local securities division to which such Borrower or Fund is subject, any other applicable agreement or document to which such Borrower or Fund is a party or any law, rule or regulation applicable to such Borrower or Fund.

8.	The amount set forth in 6(c)(iv) above does not exceed the Uncommitted Line Amount, and the aggregate principal amount of Loans outstanding to all Borrowers on behalf of all Funds under the Agreement (after giving effect to the amount of any requested Loan) does not exceed the Uncommitted Line Amount.

9.	The undersigned is a duly authorized officer of the Borrower identified above with authority to execute and deliver this document to the Bank and request the Loan described herein on behalf of the Fund identified above.

[BORROWER], on behalf of [FUND]

By:
Name:
Title
Date: